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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-00164, 333-16757, 333-19157, 333-24783, 333-26075 and 333-27403) and the Registration
Statements on Form S-8 (Nos. 33-88974, 33-88976, 33-97000 and 333-33021) of PMT
Services, Inc. of our report dated September 13, 1996, except as to the poolings of interests with the Acquired Entities which is as of July 14, 1997, appearing on page 1 of Item 7(a)(1) of this Form 8-K/A(3). We also consent to the application of such report to the Financial Statement Schedule for the three years ended July 31, 1996 which appears on page 1 of Item 7(a)(2) of this Form 8-K when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule.


PRICE WATERHOUSE LLP

Nashville, Tennessee
September 16, 1997